PRESS RELEASE Alexa Manocchio Public Relations T +1 978-405-4660 alexa.manocchio@entegris.com

Exhibit 99.1
ENTEGRIS ANNOUNCES AGREEMENT TO ACQUIRE SAES PURE GAS BUSINESS, MAKERS OF MOLECULAR GAS PURIFICATION PRODUCTS, FROM SAES GROUP
BILLERICA, Mass., June 6, 2018 - Entegris, Inc. (NASDAQ: ENTG), a leader in specialty chemicals and advanced materials solutions, announced today it has entered into a definitive agreement to acquire the SAES Pure Gas business, from SAES Getters S.p.A. (“SAES Group”), an advanced functional materials company headquartered in Milan, Italy. The SAES Pure Gas business, a leading provider of high-capacity gas purification systems used in semiconductor manufacturing and adjacent markets is based in San Luis Obispo, California and will report into the Microcontamination Control division of Entegris. Under the agreement, Entegris will purchase the shares and assets which comprise the SAES Pure Gas business for approximately $355 million, subject to customary purchase price adjustments.
Materials purity plays an increasingly critical role in the performance and reliability of advanced semiconductors as the sensitivity to contamination approaches the parts per quadrillion level. Advanced memory devices require significantly higher gas consumption per processed wafer to support shrinking geometries and multi-layer device architectures. As a result of this heightened sensitivity to molecular contamination and increased gas consumption, semiconductor manufacturers are depending on bulk gas suppliers to deliver process gases that meet new purity requirements.
“With this acquisition, our customers will benefit from a complete portfolio of gas purifications solutions for both bulk and specialty gases,” said Bertrand Loy, president and Chief Executive Officer of Entegris.  “We are excited about the value this transaction will create, as it demonstrates our strategy of augmenting our organic growth with high-value acquisitions that leverage our global business platform and broaden our technology portfolio.”
“As we executed our evolutionary strategy for SAES Group and considered potential acquirers for the SAES Pure Gas business, we viewed Entegris as the ideal partner given its leadership in the semiconductor industry, the complementary nature of its filtration and purification offerings, and its financial and operational strengths,” said Massimo della Porta, president of SAES Getters S.p.A.
According to a recent press release issued by SAES Group, the SAES Pure Gas business recorded revenues of €81 million, or $91.5 million, and an adjusted EBITDA of €29.3 million, or $33.1 million, for its fiscal year ended December 31, 2017 and revenues of €25.5 million, or $31 million, and an adjusted EBITDA of €7.8 million, or $9.6 million, for the first quarter of 2018. Entegris intends to fund the acquisition from its available cash and expects that the transaction will be immediately accretive.
The closing of the transaction is subject to the completion of a pre-closing restructuring of certain of SAES Group’s US legal entities and other customary closing conditions. The transaction is expected to close in the next two to four weeks.
Conference Call Details
Entegris will hold a conference call to discuss this acquisition on June 7, 2018, at 8:30 a.m. Eastern Time. Participants should dial 800-347-6311 or 323-794-2094, referencing confirmation code 5917036. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. For a replay

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ENTEGRIS, INC.	129 Concord Road, Building 2	T + 1 978 436 6500
entegris.com	Billerica, MA 01821 USA	F + 1 978 436 6745

of the call, please [Click Here] using passcode 5917036. The replay will be available starting at 12:00 p.m. ET on June 7, 2018 through July 22, 2018.
For more information, please see Entegris investor relations.
ABOUT ENTEGRIS
Entegris is a leader in specialty chemicals and advanced materials solutions for the microelectronics industry and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.
ABOUT SAES PURE GAS
SAES Pure Gas, a member of the SAES Group, is the world leader in gas purification technology. SAES Pure Gas develops ultra-high pure gas-handling equipment, supplying gas purifiers for a wide range of bulk and specialty gas applications. Its innovative gas purification solutions are applied in several different industrial segments such as: Microelectronics, Compound Semiconductor, Display Industry (LCD, OLED), Fiber optics, Solar and Photovoltaics. For more information on SAES Pure Gas, please visit the company website at www.saespuregas.com.
Non-GAAP Information
This press release contains the adjusted EBITDA of the SAES Pure Gas business, which is considered a “Non-GAAP financial measure” under the rules and regulations of the Securities and Exchange Commission. The reconciliation of adjusted EBITDA of the SAES Pure Gas business to Net Income is included elsewhere in this release. The presentation of this financial information should be considered in addition to the comparable GAAP measure and is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Entegris uses non-GAAP financial measures for financial and operational decision-making, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management believes that certain non-GAAP financial measures provide meaningful supplemental information regarding performance and liquidity by excluding certain items that may not be indicative of our recurring business operating results, such as amortization, depreciation and discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to certain non-GAAP financial measures in assessing and understanding our results and performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze our business.
Forward Looking Statements
This press release contains, and management may make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include statements related to the proposed acquisition of the SAES Pure Gas business; the expected timetable for completing the transaction; future financial and operating results; benefits and synergies of the transaction; future opportunities for the combined company; our performance relative to our markets; market and technology trends; the

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development of new products and the success of their introductions; Entegris' capital allocation strategy, which may be modified at any time for any reason, including share repurchases, dividends, debt repayments and potential acquisitions; and other matters. These statements involve risks and uncertainties that may cause actual results to differ including, but not limited to, the ability to consummate the transaction, risks that the conditions to the closing of the transaction are not satisfied; the ability to successfully integrate the operations and employees of the SAES Pure Gas business; unexpected costs, charges or expenses resulting from the transaction; risks that the proposed transaction disrupts the current plans and operations of Entegris or the SAES Pure Gas business; the ability to realize anticipated synergies and cost savings; the ability to successfully grow the SAES Pure Gas business; the weakening of global and/or regional economic conditions, generally or specifically in the semiconductor industry, which could decrease the demand for our products and solutions; our ability to meet rapid demand shifts; our ability to continue technological innovation and introduce new products to meet our customers' rapidly changing requirements; and other risk factors and additional information described in our filings with the Securities and Exchange Commission, including under the heading “Risks Factors" in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 15, 2018, and in our other periodic filings. Entegris assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

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SAES Pure Gas Business
Reconciliation of Adjusted EBITDA to Net Income1
(In thousands)
(Unaudited)

	Twelve months ended	Three months ended
	December 31, 2017	March 31, 2018
Net income of acquired business	$9,237	$1,135
Adjustments to net income
Income tax expense	5,251	405
Interest (income) expense, net	(242)	104
Other expense, net	5	31
Operating income	14,251	1,675
Intercompany charges	17,796	7,763
Depreciation and amortization	781	214
Other	275	(101)
Adjusted EBITDA	$33,103	$9,551

1. Based on information provided to Entegris by SAES Group

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